EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

                    The undersigned, Chief Executive Officer and the Executive Vice President and Chief Financial Officer of ACME Intermediate Holdings, LLC (the “Company”) hereby certify that pursuant to 18 U.S.C. §1350:

(i) the quarterly report on Form 10-Q for the three and six months ended June 30, 2003 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 15, 2003

/s/ Jamie Kellner

Jamie Kellner
Chairman and Chief Executive Officer

/s/ Thomas D. Allen

Thomas D. Allen
Executive Vice President and Chief
Financial Officer